EXHIBIT 23.1

Consent of Beard Miller Company LLP
Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145155) and Form S-8 (No. 333-80739, 333-27837 and 333-107326) of Union National Financial Corporation of our report dated March 27, 2008, relating to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Lancaster, Pennsylvania
March 27, 2008